                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

FROM:          Health Fitness Corporation
               3600 American Blvd West, Suite 560
               Minneapolis, Minnesota 55431

CONTACT:       Wes Winnekins,
               Chief Financial Officer
               952.897.5275 or wes.winnekins@hfit.com


HEALTH FITNESS CORPORATION ANNOUNCES FOURTH QUARTER AND YEAR-END 2005 RESULTS COMPLETION OF SIGNIFICANT STRATEGIC INITIATIVES



MINNEAPOLIS, MN, MARCH 27, 2006 -- Health Fitness Corporation (OTC Bulletin
Board: HFIT) today announced financial results for the fourth quarter and year ended December 31, 2005. Highlights for the fiscal year were:

     o A $10.2 million equity financing in November 2005 to redeem previously issued, higher cost equity and to fund a contemplated acquisition;

     o The December 2005 acquisition of HealthCalc.Net, Inc., a leading provider of web-based fitness, health management and wellness programs;

     o Total revenue growth of 4.7% to $54.9 million from $52.5 million for 2004; and

     o A significant increase in program and consulting services revenue of 75.8% to $4.4 million from $2.5 million for 2004;

"We accomplished two, very important strategic objectives during 2005," said Jerry Noyce, President and Chief Executive Officer. "We raised $10.2 million of equity from a limited number of accredited investors. This financing allowed us to repurchase previously issued, higher cost equity, and importantly, gives us access to new investors who are committed to helping us realize our longer-term growth potential. In December, we acquired HealthCalc.Net, Inc., who had been our technology partner for almost ten years. HealthCalc's proven technology platform, which has been used by over 1.5 million registered users, will enable us to deliver electronic programs and services, as well as collect program outcomes data. We believe this system will improve our ability to help customers decrease their employee healthcare costs. These strategic moves strengthened our competitive position, which should result in a larger number of future business opportunities."

FINANCING TRANSACTION

Our $10.2 million equity financing involved the issuance of 1,000 shares of Series B Convertible Preferred Stock, which converted into 5,100,000 shares of common stock on March 10, 2006, and warrants to purchase 1,530,000 shares of common stock at $2.40 per share. Because the investors in this financing have the right to put the value of the warrants, as determined by Black-Scholes, back to the Company for cash upon a "change of control", the Company was obligated to record a liability of $1,576,454, which represents the fair value of the warrants at the time of the financing. At the end of each quarter, the Company must adjust the carrying value of the warrant liability, with the offset being a non-cash charge or benefit to the statement of operations. For the quarter ended December 31, 2005, the Company recorded a non-cash charge of $634,435 for the change in fair value of the warrants since November 2005.

FOURTH QUARTER PERFORMANCE

For the fourth quarter of 2005, revenue increased $829,972, or 6.1% to $14,334,211, from $13,504,239 for the same period in 2004. Of this increase, $135,457 is primarily attributable to growth in fitness management staffing services, and $694,515 is primarily attributable to growth in health management program and consulting services.

Gross profit for the quarter decreased 4.4% to $3,425,942, from $3,582,839 for the same quarter in 2004. Gross profit as a percent of revenue was 23.9% for the quarter compared with 26.5% for the same period last year. These decreases are primarily attributable to an increase in medical benefits per full-time employee from 2004 to 2005.

The non-cash charge of $634,435 related to the revaluation of warrants resulted in a net loss applicable to common shareholders of $428,204 for the quarter, which is down from net earnings applicable to common shareholders of $314,995 for the same period in 2004. Excluding the non-cash charge from the results of the fourth quarter of 2005, and also excluding a non-cash charge of $394,669 from the results of the fourth quarter of 2004 for the early repayment of debt, net earnings applicable to common shareholders was $206,231 and $709,664 for 2005 and 2004, respectively. This shortfall of $503,433 is primarily attributable to a $133,881 increase in operating expenses, and a $340,140 increase in income taxes, which is primarily due to the non-deductibility, for tax purposes, of the non-cash charge related to the revaluation of warrants.

Net loss per diluted share was $0.03 for the fourth quarter of 2005, compared with net earnings per diluted share of $0.02 for the same period in 2004.

YEAR-END PERFORMANCE

For 2005, revenue increased $2,487,537, or 4.7% to $54,942,205, from $52,454,668 for 2004. Of this increase, $569,973 is primarily attributable to growth in health management staffing services, and $1,917,564 is primarily attributable to growth in fitness and health management programs and consulting services.

Gross profit for 2005 increased 2.7% to $13,817,174, from $13,459,217 for 2004.
This increase is primarily attributable to revenue growth noted above. Gross profit as a percent of revenue fell to 25.1% for 2005 from 25.7% for 2004. This decrease is primarily attributable to an increase in medical benefits per full-time employee from 2004 to 2005.

The non-cash charge of $634,435 related to the revaluation of warrants lowered net earnings applicable to common shareholders to $1,204,401 for 2005, compared to net earnings applicable to common shareholders of $1,587,620 for 2004. Excluding the non-cash charge from 2005 results, and also excluding a non-cash charge of $394,669 from 2004 results related to the early repayment of debt, net earnings applicable to common shareholders was $1,838,836 and $1,982,289 for 2005 and 2004, respectively. This shortfall of $143,453 is primarily attributable to a $384,452 increase in operating expenses, and a $591,017 increase in income taxes, which is primarily due to the non-deductibility, for tax purposes, of the non-cash charge related to the revaluation of warrants. These expense increases were primarily offset by interest expense savings of $439,606 due to the repayment of long-term debt, and a $357,957 increase in gross profit.

Net earnings per diluted share were $0.08 for 2005, compared to net earnings per diluted share of $0.10 for 2004.

ABOUT THE COMPANY

Health Fitness Corporation is a leading provider of fitness and health management services to corporations, hospitals, and communities. Serving clients for over 30 years, HFC provides fitness and health management services to more than 400 on-site and remote locations across the U.S. and Canada. For more information about Health Fitness Corporation, go to www.hfit.com

FORWARD-LOOKING STATEMENTS

Certain statements in this release that are not historical facts, including, without limitation, those relating to management's belief that it's recent strategic moves strengthened the Company's competitive position, and that such moves should result in a larger number of future business opportunities, are forward-looking statements that involve risks and uncertainties. Such statements are based upon the current beliefs and expectations of our management. Actual results may vary materially from those contained in forward-looking statements based on a number of factors including, without limitation, our inability to meet the growing demands of major corporations and other factors disclosed from time to time in our filings with the U.S. Securities and Exchange Commission. Investors should take such risks into account when making investment decisions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update any forward-looking statements.

NON-GAAP FINANCIAL MEASURES

Management's discussion of results of operation for the three months ended December 31, 2005 and 2004, and the results of operation for the years ended December 31, 2005 and 2004, are presented on a basis that excludes certain non-cash charges. Such presentation is considered "non-GAAP financial information" as contemplated by SEC Regulation G. Management believes the presentation of these non-GAAP financial results provide useful information to investors regarding our results of operation, as these non-GAAP financial measures allow investors to better evaluate ongoing business performance, and factors that influenced performance during the periods under report. Management also uses these non-GAAP measures internally to monitor performance of the business. These non-GAAP financial measures should be considered in addition to, and not a substitute for, financial measures prepared in accordance with GAAP.



Final Tables Follow

                                   -- More --

HEALTH FITNESS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS



                                                                  Three Months Ending            Years Ending
                                                                12/31/05     12/31/04       12/31/05     12/31/04
                                                              --------------------------  --------------------------

                                                                Unaudited    Unaudited

REVENUE                                                       $14,334,211  $13,504,239    $54,942,205  $52,454,668

COSTS OF REVENUE                                               10,908,269    9,921,400     41,125,031   38,995,451
                                                              --------------------------  --------------------------
GROSS PROFIT                                                    3,425,942    3,582,839     13,817,174   13,459,217

OPERATING EXPENSES
    Salaries                                                    1,525,300    1,419,443      5,769,082    5,600,203
    Selling, general, and administrative                        1,087,392    1,001,964      3,712,429    3,440,134
    Amortization of acquired intangible assets                    162,179      219,583        821,611      878,333
                                                              --------------------------  --------------------------
       Total operating expenses                                 2,774,871    2,640,990     10,303,122    9,918,670
                                                              --------------------------  --------------------------

OPERATING INCOME                                                  651,071      941,849      3,514,052    3,540,547

OTHER INCOME (EXPENSE)
    Interest expense                                               (1,752)     (84,873)       (25,965)    (465,571)
    Interest costs - early debt repayment                              --     (474,669)            --     (474,669)
    Change in fair value of warrants                             (634,435)          --       (634,435)          --
    Other, net                                                     14,979         (656)        10,585        1,642
                                                              --------------------------  --------------------------
EARNINGS BEFORE INCOME TAXES                                       29,863      381,651      2,864,237    2,601,949
INCOME TAX EXPENSE                                                385,196       45,056      1,518,946      927,929
                                                              --------------------------  --------------------------
NET EARNINGS (LOSS)                                              (355,333)     336,595      1,345,291    1,674,020
    Dividend to preferred shareholders                             72,871       21,600        140,890       86,400
                                                              --------------------------  --------------------------

NET EARNINGS (LOSS) APPLICABLE TO COMMON SHAREHOLDERS         $  (428,204) $   314,995    $ 1,204,401  $ 1,587,620
                                                              ==========================  ==========================

NET EARNINGS (LOSS) PER COMMON SHARE
    Basic                                                           (0.03)        0.03           0.09         0.13
    Diluted                                                         (0.03)        0.02           0.08         0.10

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
    Basic                                                      13,008,291   12,566,735     12,780,724   12,503,345
    Diluted                                                    13,008,291   16,349,043     16,929,636   16,151,017

-- MORE --

HEALTH FITNESS CORPORATION
CONSOLIDATED BALANCE SHEETS

                                                                                              December 31,
                                                                                           2005           2004
                                                                                      --------------  --------------
ASSETS
CURRENT ASSETS
    Cash                                                                               $  1,471,505    $   241,302

    Trade and other accounts receivable, less allowances of $200,700 and
       $210,700 at December 31, 2005 and 2004                                             8,839,046      8,147,430
    Prepaid expenses and other                                                              509,273        213,954
    Deferred tax assets                                                                     337,800      1,660,100
                                                                                      --------------  --------------
           Total current assets                                                          11,157,624     10,262,786

PROPERTY AND EQUIPMENT, net                                                                 347,820        150,308

OTHER ASSETS
    Goodwill                                                                             12,919,689      9,022,501
    Software, less accumulated amortization of $0 at December 31, 2005 and                1,762,000             --
       2004
    Customer contracts, less accumulated amortization of $1,626,100 and
       $875,700 at December 31, 2005 and 2004                                               188,889        854,306
    Trademark, less accumulated amortization of $147,000 and $75,800 at
       December 31, 2005 and 2004                                                           346,057        274,167
    Other intangible assets, less accumulated amortization of $88,000 and
       $81,300 at December 31, 2005 and 2004                                                441,086         61,493
    Deferred tax assets                                                                     374,500        221,400
    Other                                                                                    47,105         87,015
                                                                                      --------------  --------------
                                                                                       $ 27,584,770   $ 20,933,976
                                                                                      ==============  ==============

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
    Trade accounts payable                                                                  687,125        840,155
    Accrued salaries, wages, and payroll taxes                                            2,693,927      2,768,734
    Other accrued liabilities                                                               763,115        495,770
    Accrued self funded insurance                                                           250,000        225,500
    Deferred revenue                                                                      1,868,446      1,977,093
                                                                                      --------------  --------------
           Total current liabilities                                                      6,262,613      6,307,252

LONG-TERM OBLIGATIONS                                                                            --      1,612,759

COMMITMENTS AND CONTINGENCIES                                                                    --             --

WARRANTS                                                                                  2,210,889             --

PREFERRED STOCK, $0.01 par value; 10,000,000 shares authorized, 1,000 and
     1,063,945 shares issued and outstanding at December 31, 2005 and 2004                8,623,546      1,530,232

STOCKHOLDERS' EQUITY
    Common stock, $0.01 par value; 50,000,000 shares authorized;
       13,787,349 and 12,582,170 shares issued and outstanding at December                  137,874        125,822
       31, 2005 and 2004
    Additional paid-in capital                                                           15,625,425     17,836,675
    Accumulated comprehensive income from foreign currency translation                        1,245          2,459
    Accumulated deficit                                                                  (5,276,822)    (6,481,223)
                                                                                      --------------  --------------
                                                                                         10,487,722     11,483,733
                                                                                      --------------  --------------
                                                                                       $ 27,584,770   $ 20,933,976
                                                                                      ==============  ==============

                                    -- End --